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                                                                       EXHIBIT 1
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                                   MAGNA FUNDS


                       NOTIFICATION OF OBLIGATION TO WAIVE
                                  CERTAIN FEES
                                  ------------

         NOTIFICATION made December _____, 1999 by UNION PLANTERS BANK, NATIONAL ASSOCIATION (the "Advisor") and BISYS FUND SERVICES (the "Distributor" and the "Administrator"), to MAGNA FUNDS, a Massachusetts business trust (the "Trust").


WITNESSETH:

         WHEREAS, the Advisor, the Distributor and the Administrator have agreed to reduce their fees otherwise receivable from each Fund of the Trust to the amounts described below so as to reduce or eliminate certain costs otherwise borne by shareholders of the Funds and to enhance the returns generated by shareholders of the Funds.

         NOW, THEREFORE, the Advisor hereby notifies the Trust that the Advisor shall, through December 31, 2000 (and any subsequent periods as may be designated by the Advisor by notice to the Trust), reduce its annual fees under the separate Investment Advisory Agreement between the Advisor and each Fund to the following amounts:

Magna Growth & Income Fund                            0.50%
Magna Intermediate Government Bond Fund               0.40%
Magna Tax Exempt Bond Fund                            0.30%

         The Advisor further notifies the Trust that the Advisor shall, through August 31, 2000, reduce its annual fees under the Investment Advisory Agreement between the Advisor and the Money Market Fund to 0.17%, and thereafter through December 31, 2000 (and any subsequent periods as may be designated by the Advisor by notice to the Trust) to 0.20%.

         NOW, THEREFORE, the Distributor hereby notifies the Trust that the Distributor shall, through December 31, 2000 (and any subsequent periods as may be designated by the Distributor by notice to the Trust), waive all 12b-1 fees that the Distributor might otherwise be entitled to receive under the Distribution Agreement between the Distributor and the Trust.

         NOW, THEREFORE, the Administrator hereby notifies the Trust that the Administrator shall, through December 31, 2000 (and any subsequent periods as may be designated by the Administrator by notice to the Trust), reduce its fees payable under

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the Administration Agreement between the Administrator and the Trust, with respect to the Magna Money Market Fund only, from 0.20% to 0.17%.

         In providing this Notification, the Advisor, the Distributor and the Administrator each understand and acknowledge that the Trust intends to rely on this Notification, including in connection with the preparation and printing of the Trust's prospectuses and its daily calculation of each Fund's net asset value.

         Please be advised that all previous notifications by the Advisor, Distributor and Administrator with respect to fee waivers and/or expense limitations regarding any of the Funds shall hereafter be null and void and of no further force and effect.




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         IN WITNESS WHEREOF, the Advisor, Distributor and Administrator have executed this Notification of Obligation to Waive Certain Fees, which may be executed in one or more counterparts, on the day and year first written above.

                                    ADVISOR:

                                    UNION PLANTERS BANK, N.A.


                                    By:
                                       ------------------------------------
                                    Title:


                                    DISTRIBUTOR:

                                    BISYS FUND SERVICES


                                    By:
                                       ------------------------------------
                                    Title:


                                    ADMINISTRATOR:

                                    BISYS FUND SERVICES


                                    By:
                                       ------------------------------------
                                    Title:

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